Exhibit (2)(g)(ii)


                          INVESTOR SERVICING AGREEMENT

                                 BY AND BETWEEN

                            MEZZACAPPA INVESTORS, LLC

                                       AND

                            MEZZACAPPA PARTNERS, LLC


                                  July 1, 2005


         AGREEMENT, made as of the 1st day of July, 2005, by and between Mezzacappa Investors, LLC, a limited liability company formed under the laws of the State of Delaware ("Mezzacappa") and Mezzacappa Partners, LLC, a limited liability company formed under the laws of the State of Delaware (the "Fund").

                                     RECITAL

         WHEREAS, the Fund desires to retain Mezzacappa to provide or to facilitate, on behalf of the Fund, the provision by shareholder service providers ("Service Providers") of personal investor services and account maintenance services ("Investor Services") to members of the Fund ("Members") that are customers of such Service Providers; and

         WHEREAS, Mezzacappa desires to provide and/or to facilitate, on behalf of the Fund, the provision of Investor Services by Service Providers to their customers that are Members.

         NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:


I. APPOINTMENT

         (a) The Fund hereby authorizes Mezzacappa to provide Investor Services and to retain Service Providers who have entered into an appropriate service provider agreement with Mezzacappa, a form of which is attached hereto as EXHIBIT A, to provide Investor Services to Members who are customers of such Service Providers. Investor Services shall include, but shall not be limited to:

                  (i) handling inquiries from Members regarding the Fund, including but not limited to questions concerning their investments in the Fund, capital account balances, and reports and tax information provided by the Fund;

                  (ii) assisting in the enhancement of relations and communications between Members and the Fund;

                  (iii) assisting in the establishment and maintenance of Members' accounts with the Fund;

                  (iv) assisting in the maintenance of Fund records containing Member information, such as changes of address; and

                  (v) providing such other information and Member liaison services as Mezzacappa may reasonably request.

II. INVESTOR SERVICING FEE

         (a) In recognition of the services that Mezzacappa will provide, the Fund will make payments to Mezzacappa within ten (10) days of the end of each calendar month equal to a certain percentage (on an annualized basis), as set forth in EXHIBIT B attached hereto, of the aggregate value of outstanding Interests held by Members of the Fund that receives Investor Services as of the last day of a calendar month (before repurchases of Interests or performance allocations) (the "Investor Servicing Fee").

         (b) Mezzacappa may pay amounts pursuant to this Section II to any "affiliated person" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) of Mezzacappa if such affiliated person is a Service Provider.

         (c) Mezzacappa may, in its sole discretion, waive or pay all or a portion of the Investor Servicing Fee to Service Providers.

III. DUTIES OF MEZZACAPPA

         (a) Mezzacappa agrees to either provide such Investor Services or to retain Service Providers to provide Investor Services and to compensate such Service Providers for their services.

         (b) Mezzacappa shall report to the Board of Managers of the Fund on a quarterly basis regarding: (i) the nature of the Investor Services provided by the Service Providers; (ii) the amount of payments made by Mezzacappa to such Service Providers; and (iii) the amount of Investor Servicing Fees paid to Mezzacappa by the Fund.

IV. LIABILITY OF THE FUND

         Mezzacappa understands and agrees that the obligations of the Fund under this Agreement are joint and not several, and are not binding upon any Member or any person serving on the Board of Managers of the Fund personally, but bind only the Fund and the property of the Fund. Mezzacappa represents that it has notice of the provisions of the Fund's organizational documents disclaiming Member and Manager liability for acts and obligations of such Fund.

V. DURATION

         This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph VII hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by the Board of Managers of the Fund, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined by the Investment Company Act and the rules thereunder) of any such party.

VI. ASSIGNMENT AND AMENDMENT

         Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board of Managers of the Fund, including the vote of a majority of the Managers who are not "interested persons," as defined by the Investment Company Act and the rules thereunder. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the Investment Company Act, and the rules thereunder.

VII. TERMINATION

         This Agreement may be terminated (i) by Mezzacappa at any time without penalty upon sixty days' (60) written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty
(60) days' written notice to Mezzacappa (which notice may be waived by Mezzacappa). Any termination of this Agreement shall not affect the obligation of the Fund to pay the Investor Servicing Fee to Mezzacappa prior to such termination.

VIII. CHOICE OF LAW.

         This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                  MEZZACAPPA INVESTORS, LLC


                  By:    /s/ DAMON MEZZACAPPA
                      ----------------------------------------
                  Name:    Damon Mezzacappa
                  Title:   President

                  MEZZACAPPA PARTNERS, LLC


                  By:     /s/ DAMON MEZZACAPPA
                      ----------------------------------------
                  Name:    Damon Mezzacappa
                  Title:   Manager

                                    EXHIBIT A


                       FORM OF SERVICE PROVIDER AGREEMENT

         SERVICE PROVIDER AGREEMENT, made as of the ___ day of ___________, 2005, by and between Mezzacappa Investors, LLC, a limited liability company formed under the laws of the State of Delaware ("Mezzacappa") and _______________, a ___________________ ("Service Provider").

                                     RECITAL

         WHEREAS, Mezzacappa serves as investment adviser to Mezzacappa Partners, LLC (the "Fund"); and

         WHEREAS, Mezzacappa has been authorized, pursuant to that certain Investor Servicing Agreement, dated as of July 1, 2005, between Mezzacappa and the Fund (the "Investor Servicing Agreement"), to engage Service Provider to provide personal investor services and account maintenance services ("Investor Services") to clients of Service Provider who are Members of the Fund ("Members").

         NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:


1. Appointment of Service Provider.

         (a) Mezzacappa hereby authorizes the Service Provider to provide Investor Services to Members. Investor Services shall include, but shall not be limited to:

                  (i) handling inquiries from Members regarding the Fund, including but not limited to questions concerning their investments in the Fund, capital account balances, and reports and tax information provided by the Fund;

                  (ii) assisting in the enhancement of relations and communications between Members and the Fund;

                  (iii) assisting in the establishment and maintenance of Members' accounts with the Fund;

                  (iv) assisting in the maintenance of Fund records containing Member information, such as changes of address; and

                  (v) providing such other information and Members liaison services as Mezzacappa may reasonably request.

2. Service Provider Fee. In recognition of providing Investor Services, the Service Provider will receive, within thirty (30) days' of the end of each calendar month, a fee to reimburse it for all or a portion of such Investor Services, in an amount equal to a certain percentage or percentages (on an annualized basis) of the aggregate value of outstanding interests of the Fund ("Interests") held by Members that receive Investor Services from the Service Provider determined as of the last day of the quarter (before repurchases of Interests or incentive allocations) (the "Service Provider Fee"), as set forth in Appendix B.

3. Liability of the Fund. The Service Provider acknowledges and understands that the Fund is not liable to it for any payment hereunder, and that Mezzacappa is the sole entity responsible for paying the Service Provider Fee.

4. Duration. This Agreement will take effect on the date first set forth above, and will remain in effect unless terminated in accordance with the provisions of
Section 6 hereof.

5. Assignment or Amendment. Any amendment to this Agreement by the Service Provider shall be in writing and shall be subject to the approval of Mezzacappa in its sole discretion. This Agreement may not be assigned by the Service Provider to any person without the prior written approval of Mezzacappa, which approval may be withheld in its sole discretion.

6. Termination. This Agreement may be terminated by either party to the other without penalty upon sixty (60) days' written notice to the other party (which notice may be waived by such other party). Notwithstanding the immediately previous sentence, this Agreement will terminate automatically upon the termination of the Investor Servicing Agreement. Any termination of this Agreement shall not affect the obligation of the Mezzacappa to pay the Service Provider Fee to Service Provider for Investor Services rendered prior to such termination.

7. Choice of Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "Investment Company Act") shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission (the "Commission") issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                  MEZZACAPPA INVESTORS, LLC



                  By: /S/ DAMON MEZZACAPPA
                  ------------------------
                  Name:    Damon Mezzacappa
                  Title:   President


                  [NAME]

                                    EXHIBIT B


----------------------------------- --------------------------------------------
Fund                                Servicing Fee (as a percentage of the
                                    aggregate  value of outstanding Interests)
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Mezzacappa Partners, LLC            0.45%
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------

----------------------------------- --------------------------------------------